Exhibit 5.1

Opinion of Greenberg Traurig, P.A.

May 23, 2018

SBA Communications Corporation

8051 Congress Avenue

Boca Raton, Florida 33487

Ladies and Gentlemen:

We have acted as counsel to SBA Communications Corporation, a Florida corporation (“SBA”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by SBA of 300,000 shares (the “Shares”) of SBA’s Class A common stock, $.01 par value per share, issuable pursuant to the SBA Communications Corporation 2018 Employee Stock Purchase Plan (the “2018 Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

a. the Registration Statement;

b. the 2018 Plan;

c. the Amended and Restated Articles of Incorporation of SBA;

d. the Second Amended and Restated Bylaws of SBA;

e. certain resolutions adopted by the Board of Directors of SBA relating to the registration of the Shares and related matters; and

f. such other documents and instruments as we have deemed necessary as a basis for the opinions expressed below.

As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of SBA and documents furnished to us by SBA without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by SBA in accordance with the 2018 Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A.